UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2026

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center
Eau Claire, WI 54701
(Address and Zip Code of principal executive offices)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

Stockholder Nomination

As is typical following its earnings releases, Citizens Community Bancorp, Inc. (the “Company”) participated in bank analyst and investor meetings on July 27, 2026. One such meeting was with Andrew Schornack and certain other persons identified in the Schedule 13D/A filed on July 29, 2026 (the “Reporting Persons”). At that meeting, the Reporting Persons asked for a seat on the Company’s Board of Directors (the “Board”). Having just concluded its Annual Meeting of Stockholders on June 16, 2026, at which the Company’s stockholders elected three Class II directors to terms ending in 2029, and because there are no vacancies on the Board, the Company indicated that the Reporting Persons’ request would be taken under advisement and considered by the Board’s Governance and Nomination Committee (the “Committee”) at a forthcoming Committee meeting. Assuming the Committee determines to recommend the creation of a vacancy, the Committee would evaluate such nominee (once he or she has been identified by the Reporting Persons) in accordance with the Company’s Corporate Governance Guidelines. There can be no assurance that the Committee will recommend, or that the Board will approve, the appointment of the Reporting Persons’ nominee to the Board. Consistent with its fiduciary duties, the Board is committed to acting in the best interests of all Company stockholders and regularly evaluates opportunities to maximize value for all Company stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: July 31, 2026	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer